UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 FORM 8-K - A2



                       CURRENT REPORT PURSUANT TO SECTION
                   13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934



                         Date of Report: April 9, 1997



                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact name of registrant as specified in its charter)




                    Virginia                                 52-1889548
            (State of Incorporation)                      (I.R.S. employer
                                                         identification no.)

12301 Old Columbia Pike, Silver Spring MD  20904         (301) 680-4343
   (Address of principal executive offices)      (Registrant's telephone number)



                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)






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Item 2.  Acquisitions or Disposition of Assets

         On February 26, 1997, Humphrey Hospitality Trust, Inc., through its partnership, Humphrey Hospitality L.P. (the "Partnership") completed the acquisition of a 49-room Comfort Inn hotel in Culpeper, Virginia from Gateway Partnership I.

         The purchase price for the hotel was follows:

         Culpeper, Virginia                 $1,900,000

         The purchase price was paid through the assumption of debt from the Culpeper hotel and the use of cash. The Partnership assumed approximately $1,220,000 in taxable and tax exempt bond financing and utilized approximately $680,000 in cash for the purchase.

         The property is to be leased by the Partnership to Humphrey Hospitality Management, Inc., the lessor of the Partnership's other hotel properties, pursuant to percentage leases which provide for rent based, in part, on the room revenues from the hotel. The lease went into effect on February 26, 1997.

         The following table sets forth (i) the annual Base Rent, and (ii) the annual Percentage Rent formula:


Acquired Hotel             Base Rent             Percentage Rent Formula
--------------             ---------             -----------------------
Comfort Inn                $133,000              11% or quarterly room
Culpeper, Virginia                               revenues up to room revenues
                                                 of $675,000 per annum, plus
                                                 11% of semi-annual room
                                                 revenues up to $675,000 of
                                                 room revenues per annum,
                                                 plus 35% of room revenues in
                                                 excess of $675,000 of room
                                                 revenues per annum, plus 8%
                                                 of monthly other revenues.

Item 7.  Financial Statements.  Pro Forma Financial Information and Exhibits

         As of the date of this report, historical audited financial information is not available. Audited financial information will be provided for the above acquisition, which did not meet the "significant amount of assets" test under
Item 2 of Form 8-K or Rule  3-05 of

Regulation S-X for the periods specified under Rule 3-05 of Regulation S-X, within sixty days of this report.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                Humphrey Hospitality Trust, Inc.



Date:                                       By:
      _________________________                 ________________________________
                                                James I. Humphrey Jr.
                                                Chairman and President